                                                                   EXHIBIT 10.18



                            VIDEO SERVICES AGREEMENT

        This Video Services Agreement (this "Agreement") is made as of _____________, 199 between ________________________, a , with an office address at __________________________, Fax No. (____) ___-____ ("Owner"), and U.S.
OnLine Communications, Inc., a Delaware corporation, d/b/a U.S. OnLine, with an office address at 10300 Metric Blvd., Austin, Texas 78758, Fax No. (512) 451-8732 ("Operator"). Owner's United States federal taxpayer identification number is _____________.

        A. Owner desires Operator to provide video services to the multi-family residential complex known as the , located at , the legal description of which is set forth as Exhibit A (the "Property").

        B. Owner is (CHECK ONE): ____ (i) the owner of the Property; (ii) ____ the manager of or the operator of the Property; (iii) ____ the cooperative or condominium association for the Property; or (iv) ____ otherwise owns, manages, controls or operates the Property. Owner has the authority to enter into this Agreement to allow Operator to make use of the Property as described herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, Owner and Operator agree as follows:

        1.     OPERATOR'S RIGHTS AND OBLIGATIONS.

               (a) Owner hereby grants to Operator: (I) the right to install, own, operate, maintain, repair, replace and remove (the "Work") wire, cable and associated equipment, including but not limited to satellite receivers, antennas, conduit, duct, L-Band equipment, innerduct, computers, switches, nodes, converters and laterals (the "System") on, in, under, over and on the roof and grounds of the Property; and (II) to the fullest extent allowed by law, the sole and exclusive right to provide to the Property multichannel video and audio programming, including cable television services, satellite master antenna television, 18 gigahertz technology, L-Band and digital conversion, direct feed from a local franchise cable provider or video delivery provider, multichannel multipoint distribution service, direct broadcast satellite, telephone company provided video programming delivery services (including a service commonly known as open video systems) and video on demand, which may be delivered through any medium including coaxial cable, copper wire, fiber optics, wireless, telephone cable, satellite, master antenna, microwave, and other forms of video distribution, whether now existing or hereafter developed (the "Services"). If there is a master antenna system at the Property, Owner will terminate such system upon activation of the Services. The programming will initially consist of the basic and premium services described in Exhibit B.

               (b) Operator will pay Owner the fees described in Exhibit C for the use of and access to its Property and for Owner's provision of marketing support to Operator.

               (c) Owner will provide at no cost to Operator a locked room on the Property for Operator's equipment (the "System Site"). The System Site will meet the specifications set forth on Exhibit D. Operator, at its cost, will construct and maintain the interior of the System Site.

               (d) Owner will make available existing building riser conduit, cable, wire and innerduct to Operator so that Operator may install, access and maintain the System and provide the Services.


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               (e) Owner will permit Operator to connect the System from the streets or sidewalks to the Property via underground, ground and rooftop equipment of Operator's choice, provided that such equipment does not interfere with Owner's use of the Property or materially disturb the aesthetics of the Property. Operator has the right to provide Services to other properties from the Property.

               (f) If Operator uses facilities, equipment, wire, cable, conduit, satellite equipment, antennas, duct, innerduct, computers, switches, nodes, converters and systems which are owned or controlled by Owner, Operator may, at its own expense, upgrade, modify, repair and maintain them.

               (g) Nothing in this Agreement grants Operator any ownership rights in the Property or creates a partnership or joint venture between Owner and Operator.

               (h) Owner hereby grants Operator the right to market its Services to residents and prospective residents at the Property in a manner reasonably approved by Owner. Operator may, in its sole discretion, provide incentive payments (the "Commissions") to Owner's employees, leasing agents and staff for promoting and marketing the Services at the Property under the Commission schedule attached as Exhibit C.

               (i) Operator may enter the residential units at the Property to perform installation, maintenance and repair work for the Services. Operator's staff will not enter a resident's unit without a written work order request signed by the resident. Upon request, Owner will help Operator collect Operator's equipment from residential units.

               (j) Operator may record a memorandum, substantially in the form of Exhibit E, in the real property records of the county or state in which the Property is located.

               (k) Operator may offer residents additional video products and related video services as they become available to Operator, including video technologies yet to be developed (the "Future Products and Services"). Before Operator offers residents any Future Products and Services, Operator and Owner will agree on a revenue participation compensation arrangement for the Future Products and Services, similar to the Fee arrangement described in Exhibit C.

               (l) Operator will furnish Owner without charge the items and services specified in Exhibit F. All other services provided to Owner will be billed to Owner at the rates then charged to residents of the Property for the same services.

               (m) Operator will provide Services which are substantially equivalent to or better than the services provided by the cable franchise provider that serves the area in which the Property is located. Operator will adhere in all material respects to the standards specified in Exhibit G.

        2. ELECTRIC UTILITIES. Owner will pay the electric utility bills attributable to the System.

        3. CONSTRUCTION. Before beginning any Work, Operator will, at its cost and expense, provide Owner working drawings, plans and specifications (the "Plans") showing the location and size of the System and describing the proposed construction and Work. No Work will commence by Operator or its subcontractor until Owner has approved the Plans, which approval will not be unreasonably withheld.


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        4.     SYSTEM. The System and any other personal property of Operator in or upon the Property will belong to Operator. Operator will bear the sole cost and expense for the installation, maintenance and repair of the System, except to the extent repairs are required for damages caused by the negligence or willful misconduct of Owner or Owner's employees or agents. Operator will own all infrastructure which is installed and paid for by Operator, and Operator may remove any such infrastructure and personal property within thirty (30) days of the termination of this Agreement; provided, however, Operator may not remove any conduit or wiring from the Property after the termination of this Agreement. Operator will repair all damage caused by such removal.

        5. ACCESS. Owner will provide Operator access to the Property, including the System Site, 24 hours a day, seven days a week, 365 days a year so that Operator may perform installation, maintenance, upgrade and repair functions. Except in emergencies Operator will use reasonable efforts to perform all Work during regular business hours. Operator will notify on-site personnel before entering the Property during business hours, or on the next business day if after-hours entry is necessary.

        6.     TERM AND TERMINATION.

               (a) This Agreement will have a term of 15 years commencing on the date Operator first provides Services to the Property. Thereafter, this Agreement will be automatically renewed for one additional five year period unless either party gives notice to the other in writing of its election to terminate the Agreement; the termination notice must be delivered at least 60 days prior to, and will be effective as of, the end of the initial term.

               (b) Following a termination of this Agreement, Operator will continue to provide the Services to the then existing subscribers until the earlier of: (i) the date on which such subscribers are able to receive such services from another source; (ii) thirty (30) days after the date of the termination; or (iii) as otherwise required by the terms of the subscriber agreements or applicable law. Provisions of this Agreement which by their terms are necessary for such continued services will remain effective during such period. Operator will continue to pay Owner Fees during this period, unless this Agreement is terminated by Operator because of a breach of this Agreement by Owner, in which case Operator will not be required to pay the Fees.

               (c) Upon termination of this Agreement for any reason, Operator will have the right (but not the obligation), upon reasonable notice to Owner, to enter upon the Property to dismantle and remove or render inoperative any and all equipment or other property comprising the System (other than wiring, cable, or other hardware or software which is the property of Owner or any resident).

        7. INDEMNIFICATION. Operator will indemnify and hold Owner, its principals, officers, directors, owners, agents, employees and servants (the "Owner Representatives") harmless from and against any loss, cost, damage and expense of whatever kind arising directly from the construction, operation, maintenance and repair of the System or from Operator's breach of this Agreement, including, but not limited to, reasonable attorneys' fees and court costs, except to the extent such loss, damage, cost or expense is due to the negligence or willful misconduct of Owner or the Owner Representatives. Owner will indemnify and hold Operator, its principals, officers, directors, owners, agents, employees and servants (the "Operator Representatives") harmless from and against any loss, cost, damage and expense of whatever kind arising directly from the negligent or willful misconduct of Owner with respect to the System or from Owner's breach of this Agreement, including, but not limited to, reasonable attorneys' fees and court costs, except to the extent such loss, damage, cost or expense is due to the negligence or willful


VIDEO SERVICES AGREEMENT                                                  PAGE 3

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misconduct of Operator or the Operator Representatives. The provisions of this
Section 7 will survive termination of this Agreement. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES SUFFERED OR CLAIMED BY THE OTHER PARTY FOR CIRCUMSTANCES ARISING UNDER OR RELATED TO THIS AGREEMENT, BUT THIS LIMITATION WILL NOT APPLY TO A PARTY'S OBLIGATION TO INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS FOR CLAIMS FOR SUCH DAMAGES WHICH ARE ASSERTED BY A THIRD PARTY.

        8. INSURANCE. The Operator will, for so long as it provides the Services to the Property under this Agreement, obtain and maintain commercial general liability and casualty insurance coverage with combined single limits of not less than $5,000,000, with respect to the Operator's operation, maintenance and installation of the System and personal injury and property damage. The Operator will name Owner as an additional insured on its general liability coverage, and upon request will provide Owner with a certificate of insurance for such policy. The Operator will also maintain worker's compensation insurance as required by law during the term of this Agreement.

        9. DEFAULT AND REMEDIES. If a party breaches any of its material obligations under this Agreement, the other party may provide it written notice of the breach. The notice will describe the breach, and will give the breaching party 30 days to cure it, measured from the date the notice is given. If Operator fails to cure a breach within the cure period, Owner may elect to terminate this Agreement, and (i) Operator will remove its System from the Property in a neat and orderly manner, (ii) as of the date of such removal neither party will have any claim against the other, except for claims that may have arisen prior to such termination, and (iii) this Agreement will be deemed terminated and of no force and effect. However, if Operator is diligently attempting to cure the breach in good faith, but the breach is not susceptible to cure (through no fault of Operator) within the 30 day cure period, then Owner will not have the right to exercise its termination remedy unless and until Operator fails to continue to diligently and in good faith attempt to cure the breach. If Owner fails to cure a breach within the cure period, Operator may commence an action for specific performance and/or pursue any other remedies available to it at law or in equity. However, if Owner is diligently attempting to cure the breach in good faith, but the breach is not susceptible to cure (through no fault of Owner) within the 30 day cure period, then Operator will not have the right to exercise such remedies unless and until Owner fails to continue to diligently and in good faith to cure the breach. In no event will either party have more than 90 days to cure a breach under this Section, even if the party is acting diligently and in good faith to cure it.

        10. FORCE MAJEURE. A party will not be in breach of this Agreement if it fails to perform its obligations under this Agreement for any reason which is beyond the reasonable control of the party, including, but not limited to, fire, explosion, power failure or power surge, act of God, war, revolution, civil commotion, requirement of any government or legal body, labor unrest including, but not limited to, strikes, slowdowns, picketing or boycotts, vandalism, theft, the cutting of cable lines to the System by persons other than Operator's employees or agents, or the failure of third party programmers to provide programming (each of the foregoing is a "Force Majeure"). If a party fails to perform its obligations because of a Force Majeure, it must act diligently and in good faith to commence performing them as soon as practicable following the occurrence of the Force Majeure.

        11. ASSIGNMENT. Operator will not assign or transfer this Agreement without the written consent of the Owner, which consent will not be unreasonably withheld; except that, upon written notice to the Owner, Operator may, without obtaining Owner's prior consent, assign this Agreement to: (a) any entity or company which controls, is controlled by, or is under common control with Operator; or (b) any entity that succeeds to all or substantially all of its assets whether by merger, sale, or otherwise. Operator


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may also assign this Agreement, for security purposes, to any entity which provides financing to Operator ("Lender"). The Lender will not be liable for any of the obligations of Operator hereunder, unless Lender notifies Owner in writing that it has elected to succeed Operator as assignee; Owner further acknowledges that the Lender may have a security interest in the System (other than wiring and conduit). Owner will not assign this Agreement, except in connection with a sale or other transfer of the Property. In connection with a sale or transfer of the Property, Owner will require any subsequent owner of the Property to assume this Agreement and the rights, liabilities and obligations of Owner hereunder. Subject to the foregoing, this Agreement runs with the land and will be binding upon and will inure to the benefit of the successors and assigns of the respective parties to this Agreement.

        12. NOTICE. All notices under this Agreement must be in writing and will be deemed to have been duly given when delivered by hand, upon delivery by telephone facsimile or by overnight express courier with receipt, or three (3) business days after mailed by certified or registered mail, return receipt requested, postage prepaid, to the party's address set forth in the introductory paragraph of this Agreement. Each party may change its address for notice to it by notice in accordance with the foregoing provisions.

        13. MISCELLANEOUS; CONFIDENTIALITY. This Agreement constitutes the entire agreement between the parties and will supersede all previous negotiations, commitments, representations and agreements, whether, written or oral. Any alteration or amendment to this Agreement will be effective only if in writing and signed by the party against whom enforcement is sought. Terms and conditions of this Agreement are confidential and may not be disclosed to any third parties without the prior written consent of the non-disclosing party, except (i) as contemplated in this Agreement, (ii) as required by law, or (iii) to the party's employees, owners, investors, lenders, attorneys, accountants, potential investors, and potential purchasers of the Property. Operator will have ninety (90) days from the date of execution of this Agreement to review and approve or disapprove any and all matters relating to the Property, including, but not limited to, laws and regulations, plans, contracts, documents, and a physical inspection of the Property. Within ninety (90) days of the date of execution of this Agreement, Operator may decide, in its sole discretion, to terminate this Agreement based on the results of its review of the Property. In addition, Operator, in its sole discretion, may terminate this Agreement at any time if, due to a changed legal or regulatory environment, it becomes infeasible for Operator to provide the Services to Owner. Operator will provide Owner with sixty (60) days' prior written notice of said termination. Upon termination of this Agreement by Operator, neither party will have any further liability or obligations with respect to this Agreement and this Agreement will become null and void.

        14.    GOVERNING LAW. This Agreement will be governed by the laws of the

State of _____________.

        15.    CONDEMNATION, DAMAGE OR DESTRUCTION.

               (a) CONDEMNATION OR OTHER APPROPRIATION. If the System, or any material part of the System (including, without limitation, the System Site) is taken, appropriated, or condemned pursuant to law or the police powers of the government or quasi-government agencies, each of Owner and Operator may prosecute, on its own behalf, any claim which that party has against the governmental agency and third parties. If the taking, appropriation or condemnation, as set forth above, renders the System uneconomical in Operator's sole judgment, Operator may terminate this Agreement. If any part of the System that is not condemned may continue to operate, then Operator may (but need not) continue to operate the remaining part of the System.


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               (b) DAMAGE OR DESTRUCTION. If the System, or any material part of the System (including, without limitation, the System Site) is damaged by fire or other casualty, and such damage or casualty renders the System uneconomical in Operator's sole judgment, Operator may terminate this Agreement. If any part of the System that is not the subject of such damage or casualty may continue to operate, then Operator may (but need not) continue to operate the remaining part of the System.

        16. WARRANTIES. THE OPERATOR WARRANTS THAT THE SERVICES WILL BE PROVIDED IN ACCORDANCE WITH ALL APPLICABLE LAWS AND REGULATIONS. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THE OPERATOR MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE SYSTEM OR THE SERVICES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        17. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, such provisions will not affect in any respect the validity or enforceability of the remainder of this Agreement unless the invalidity materially affects the ability of either party to receive the economic benefits contemplated by this Agreement. If practicable, the parties agree to substitute for any invalid provision, a valid provision that most closely approximates the economic effect and intent of the invalid provision.

        18. FURTHER ASSURANCES. Each party agrees, upon reasonable request and at the expense of the requesting party, to execute and deliver any additional documents and take such actions, as may be reasonably necessary to carry out the terms of this Agreement.

        19. NONDISTURBANCE. Owner will use its best efforts to obtain from the owner and holder of any mortgage or other security instrument affecting the Property, an agreement in form and substance reasonably satisfactory to Operator providing that the rights of Operator under this Agreement will not be affected by any foreclosure of, or enforcement proceedings under, such mortgage or other security instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

OWNER:                                  OPERATOR:
                                        U.S. OnLine Communications, Inc.
                                        A Delaware corporation

__________________________________      By:_____________________________

Print Name:_______________________      Print Name:_____________________

Print Title: _____________________      Print Title:____________________







VIDEO SERVICES AGREEMENT                                                  PAGE 6

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                                    Exhibit A

                        LEGAL DESCRIPTION OF THE PROPERTY

                                    Exhibit B

                     Initial Cable Television Service Lineup

                                    Exhibit C

                        FEE AGREEMENT/MARKETING SUPPORT

FEES:

        As consideration for the rights granted by Owner to Operator under this Agreement, for each calendar quarter during the term of this Agreement, Operator will pay to Owner an amount (the "Fees") equal to the product of (i) the Gross Monthly Receipts, if any, and (ii) the Owner's Incentive Percentage.

        Within 15 days after the end of each calendar quarter, Operator will furnish to Owner a Fee Tracking Report. Operator will pay the Fees quarterly to Owner in conjunction with and as calculated under the Fee Tracking Report.

        Operator will keep the Fee Tracking Reports, and all supporting records, at Operator's business office at which such records are customarily kept, for 12 months after the end of each calendar year in which the Gross Monthly Receipts were generated. Owner may review Operator's books and records which relate specifically to the Gross Monthly Receipts upon reasonable prior request during regular business hours at the business office where such books and records are kept, provided that a representative of Operator may be present during the inspection, and provided, further, that Owner will not be entitled to review such books and records more frequently than twice in any calendar year. Such review rights will expire as to Gross Monthly Receipts for any calendar quarter 12 months after the expiration of such calendar quarter.

DEFINITIONS: As used in this Exhibit, the following terms have the following meanings:

        "PROPERTY PENETRATION PERCENTAGE" means the average, for the three months in each calendar quarter, of the total number of resident subscribers as of the end of each billing cycle in the calendar quarter that are not in default under their respective Services Agreements, divided by the total number of dwelling units at the Property then available for occupancy. However, if the Property is a newly constructed property such that the certificate of occupancy (or its equivalent) for the residential units on the Property has been issued within two months prior to the time the Services were first activated on the Property, then during the first six months that the Services are provided to the Property the denominator used to calculate the Property Penetration Percentage will be the actual number of occupied residential units on the last day of each calendar month.

        "FEE TRACKING REPORT" means the quarterly report which shows Operator's calculation of the Fees due to Owner.

        "GROSS MONTHLY RECEIPTS" means the total amount collected by Operator for the Services for any month during the term of this Agreement, net of any sales, direct excise or other similar taxes, trade or other discounts and charges, and interest or other charges on credit sales and overdue amounts. Gross Monthly Receipts will not include installation, repair or maintenance fees.

        "OWNER'S INCENTIVE PERCENTAGE" means the percentage of Gross Monthly Receipts that Owner is entitled to receive from Operator during the term of this Agreement with respect to the provision of the Services. This percentage is based upon the Property Penetration Percentages set forth below:

          PROPERTY PENETRATION         OWNER'S INCENTIVE
          PERCENTAGE                   PERCENTAGE
          ----------                   ----------
          ___% to ___%                 ___%
          ___% to ___%                 ___%
          ___% to ___%                 ___%
          ___% to ___%                 ___%
          ___% to ___%                 ___%
          ___% to 100%                 ___%

        COMMISSIONS: Operator will remit directly to the Owner's leasing agents a commission for each new subscriber from whom the Property leasing agents obtain an order for the Services (the "Commission"), such Commission amount to be determined in the sole discretion of Operator.

        If Owner's leasing agents and/or management personnel are not allowed to participate in this Commission program, Owner's Incentive Percentage will be reduced by one percent (1%).

MARKETING SUPPORT:

        Owner will provide Operator a list of all residents and prospective residents of the Property, including addresses and telephone numbers, along with resident move-in and move-out information as it is received by Owner. Owner will update such list and information monthly. Owner will distribute Operator's pre-approved marketing materials when leasing rental units and will not distribute any marketing materials of any competing service provider. Owner will engage its employees, agents and staff at the Property to promote and market the Services. The promotion and marketing efforts will include, but not be limited to, handing out marketing material to residents, recommending the Services to residents, and lobby presentations. The foregoing activities will be performed and carried out in an aesthetically pleasing manner that will not reflect unfavorably upon the Property. Neither Owner nor any of Owner's employees, staff, agents or personnel will make any warranties or representations concerning the Services other than those in the written materials to be provided by Operator.

                                    Exhibit D

                           SYSTEM SITE SPECIFICATIONS

                                    Exhibit E

                             MEMORANDUM OF AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
Brent G. Stahl
Stahl, Martens & Bernal, L.L.P.
7320 N. MoPac, Suite 211
Austin, Texas 78731

                             MEMORANDUM OF AGREEMENT

        Certain rights have been granted by _____________ ("Grantor") to U.S. OnLine Communications, Inc., a Delaware corporation ("Grantee") under that certain Video Services Agreement dated _____________, 199_ by and between Grantor and Grantee (the "Agreement"). The Agreement gives Grantee, among other things, the right to enter upon the Property (as defined in the Agreement) to construct, install, inspect, maintain, alter, substitute, improve, repair, service, operate and remove any System (as defined in the Agreement) equipment, to engage in any other act or activity contemplated by the Agreement and to do all other things in connection with the operation of the System at such times as Grantee determines in its discretion (all subject to the terms and conditions of the Agreement). The Agreement runs with the land and terminates upon the termination of the Agreement. As used in the Agreement, the term "Property" means the real property consisting of approximately ______ apartments, condominiums, cooperative apartments, or other similar residential or commercial dwelling unites located in City of ___________, County of ___________, State of _______________ at the address commonly known as __________________________ and more particularly described on Exhibit A attached hereto and made a part hereof.

        In the event of any conflict between the terms and conditions of this memorandum and the terms and conditions of the Agreement, the Agreement will control.

Executed to be effective ______________, 199__.


                                        GRANTOR:

                                        ________________________________________

                                        By:_____________________________________

                                        Print Name:_____________________________

                                        Print Title:____________________________

                                        Date Signed:____________________________

                                        GRANTEE:
                                        U.S. ONLINE COMMUNICATIONS, INC.
                                        A Delaware corporation

                                        By:_____________________________________

                                        Print Name:_____________________________

                                        Print Title:____________________________

                                        Date Signed:____________________________

THE STATE OF ___________________________    '
                                            '
COUNTY OF ______________________________    '

        BEFORE ME on this _____ day of , 199__, personally appeared ___________, ____________ of U.S. ONLINE COMMUNICATIONS, INC., a Delaware corporation d/b/a U.S. OnLine, and acknowledged to me that he/she executed the foregoing instrument for the purposes therein expressed on behalf of such corporation.


                                        ________________________________________

                                        NOTARY PUBLIC, State of ________________



THE STATE OF ___________________________    '
                                            '
COUNTY OF ______________________________    '

        BEFORE ME on this _____ day of __________, 199__, personally appeared ________________, _______________ of ___________________, a ________________,
and acknowledged to me that he/she executed the foregoing instrument for the purposes therein expressed on behalf of such _________________.


                                        ________________________________________

                                        NOTARY PUBLIC, State of ________________

                     Exhibit A - To Memorandum of Agreement

                        [ legal description of property ]

                                    Exhibit F

                                No Cost To Owner










If an Entry Gate Channel is included in the above items, Owner agrees that Operator will not be liable to Owner or to Owner's residents, employees, agents, guests or invitees, or to any other person whomever, for any claims, damages or expenses of whatever kind (including attorneys fees) arising out of or caused by any burglary, theft, vandalism, assault, battery, malicious mischief or other illegal acts performed in, at or from the Property ("Illegal Acts"). Further, Owner specifically agrees to be responsible for and indemnifies and holds Operator harmless from any and all claims, damages or expenses of whatever kind (including attorneys fees) caused by Illegal Acts.

                                    Exhibit G

                         Operator Performance Standards